Execution Copy

_________________________________________________________________________________

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

K-Mc VENTURE I LLC

a Delaware Limited Liability Company

_________________________________________________________________________________

December 16, 2002

TABLE OF CONTENTS

Page

Section 1.1

Formation

Section 1.2

Name

Section 1.3

Registered Office; Registered Agent; Principal Office; Other Offices

Section 1.4

Title to Company Assets

Section 1.5

Limitation of Liabilities

Section 1.6

Defined Terms

Section 1.7

Construction

ARTICLE II

Business Purpose

ARTICLE III

Members; Interest Transfers

Section 3.1

Members.

Section 3.2

Initial Capital Contribution

Section 3.3

No Member Obligation for Additional Capital

Section 3.4

Restrictions on Transfers of Interests

Section 3.5

Permitted Transfers.

Section 3.6

Right of First Refusal; Tag-Along Rights.

Section 3.7

Certificates

ARTICLE IV

Management

Section 4.1

Management Vested in the Manager

Section 4.2

Powers of the Manager.

Section 4.3

Actions Requiring Approval by the Required Interests

Section 4.4

Administrative Services; Manager Compensation.

Section 4.5

Conflicts of Interest.

Section 4.6

Meetings of the Members.

Section 4.7

Consent of Members

Section 4.8

Limitations on Authority of Members.

Section 4.9

Liability of Manager

Section 4.10

Competitive Activities.

Section 4.11

Supermajority Approval

ARTICLE V

Available Cash

ARTICLE VI

Allocations of Profits and Losses and Items Of Income, Gain, Loss and Deduction; Capital Accounts

Section 6.1

Allocations

Section 6.2

Capital Accounts.

Section 6.3

Special Provisions.

Section 6.4

Capital Account Adjustments and 704(c) Tax Allocations.

ARTICLE VII

Taxes

Section 7.1

Tax Matters Member

Section 7.2

Tax Election

ARTICLE VIII

Information

Section 8.1

Access

Section 8.2

Reports and Information

ARTICLE IX

Books, Records and Bank Accounts

Section 9.1

Maintenance of Books

Section 9.2

Accounting Principles

Section 9.3

Bank Accounts

ARTICLE X

Dissolution

Section 10.1

Events Causing Dissolution

Section 10.2

Winding Up

Section 10.3

Distribution of Assets

Section 10.4

Distributions in Kind

Section 10.5

Distributions.

ARTICLE XI

Amendment of Agreement or Certificate of Formation

ARTICLE XII

Dispute Resolution

ARTICLE XIII

Miscellaneous

Section 13.1

Governing Law

Section 13.2

Confidential Information

Section 13.3

Binding Effect

Section 13.4

Headings

Section 13.5

Severability

Section 13.6

Additional Documents and Acts

Section 13.7

No Third Party Beneficiary

Section 13.8

References to this Agreement

Section 13.9

Notices.

Section 13.10

Waivers

Section 13.11

Multiple Counterparts

Section 13.12

Entire Agreement

Exhibits to Limited Liability Company Agreement

Exhibit A

Membership Interests

A-1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

K-Mc VENTURE I LLC

This Amended and Restated Limited Liability Company Agreement of K-Mc Venture I LLC, a Delaware limited liability company (the “Company”), dated as of December ___, 2002, shall be binding on each party hereto and any other persons who may be hereinafter admitted as substituted members of the Company.

ARTICLE I
Introduction

Section 1.1

Formation.  The Company was organized as a Delaware limited liability company by the filing on October 16, 2002 of its Certificate of Formation with the Secretary of State of Delaware.

Section 1.2

Name.  The name of the Company is “K-Mc Venture I LLC” and all Company business shall be conducted in that name or such other names that comply with applicable law as the Members may select from time to time.

Section 1.3

Registered Office; Registered Agent; Principal Office; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the initial registered office designated in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Members may designate from time to time in the manner provided by the Act.  The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Members may designate from time to time in the manner provided by the Act.  The principal office of the Company shall be at 1615 Poydras Street, New Orleans, Louisiana 70112, or such other place as the Members may designate from time to time.  The Company may have such other offices as the Members may designate from time to time.

Section 1.4

Title to Company Assets.  Title to the assets of the Company, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof.  Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Members may determine.  All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

Section 1.5

Limitation of Liabilities.  No Member shall be personally liable for any Capital Account deficit or any debt, obligation or liability of the Company, whether arising under contract, tort law or otherwise, solely by reason of being a Member.

Section 1.6

Defined Terms.  The terms used in this Agreement with their initial letters capitalized, shall, unless the context otherwise requires or unless otherwise expressly provided herein, have the meanings specified in this Section 1.6 and elsewhere in this Agreement.  When used in this Agreement, the following terms shall have the meanings set forth below:

“Act” shall mean the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Adjusted Capital Account Balance” shall mean the balance in the Capital Account of a Member as of the end of the relevant Fiscal Year of the Company, after (a) crediting to such Capital Account any amounts that a Member is obligated to restore, pursuant to the terms of this Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations and (b) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), -(5) and -(6) of the Regulations.

“Affiliate” shall mean, with respect to any Entity, any Person that, directly or indirectly controls, is controlled by, or is under common control with such Entity.  The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly (including through one or more intermediaries), of the power or authority to direct or cause the direction of the management, whether through the ownership of voting securities, by contract or otherwise.

“Agreed Value” shall mean the fair market value of Contributed Property as agreed to by the contributing Member and the Company, using any one or more such reasonable methods of valuation as the Members may adopt.

“Agreement” shall mean this Amended and Restated Limited Liability Company Agreement, as it may be amended, modified and restated from time to time, and the terms “hereof,” “hereto,” “hereby” and “hereunder,” when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

“Annual Business Plan” shall have the meaning set forth in Section 4.4(e).

“Available Cash” shall mean, as of any particular date, the revenues of the Company on hand after (a) payment of all Operating Expenses of the Company as of such date; (b) provision for debt service (principal and interest) with respect to any Financing of the Company; (c) provision for working capital requirements (in an amount not to exceed a reasonable amount as determined by the Members in the Operating Budget); and (d) provision for such reserves that the Members shall reasonably determine in the Operating Budget.

“Bona Fide Offer” shall have the meaning set forth in Section 3.6(a).

“Capital Account” shall mean the individual accounts established and maintained pursuant to Article VI hereof.

“Capital Contribution” shall mean, with respect to any Member, the Agreed Value of property, cash and other contributions to be made to the Company by each Member.  The initial Capital Contributions of the Members are set forth in Exhibit A hereto.

“Carrying Value” shall mean (a) with respect to Contributed Property, the Agreed Value of such property reduced (but not below zero) by all amortization, depreciation and cost recovery deductions charged to the Members’ Capital Accounts with respect to such property, as well as any other charges for sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination.  The Carrying Value of any property shall be adjusted in accordance with the principles set forth herein.

“Certificate of Formation” shall mean the Company’s certificate of formation originally filed with the Secretary of State of Delaware on October 16, 2002, as it may be amended from time to time.

“Closing Notice” shall have the meaning set forth in Section 3.6(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.  All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

“Company” shall mean K-Mc Venture I LLC.

“Confidential Information” shall have the meaning set forth in Section 13.2.

“Company Minimum Gain” shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

“Conflict of Interest Transaction” shall have the meaning set forth in Section 4.5.

“Contributed Property” shall mean each Member’s interest in property (excluding services and cash) contributed to the Company by such Member.

“Dispose” or “Disposition” shall mean to sell, lease, assign, transfer, exchange, mortgage, pledge, grant a security interest in, or otherwise to dispose of or subject to any encumbrance (including by operation of law).

“Emergency Expenditures” shall have the meaning set forth in Section 4.4(d).

“Entity” shall mean any Person other than a natural person.

“Expenses” shall mean all costs, expenses and charges incurred by the Company after the date hereof, including all Operating Expenses, in connection with its operations and other business activities.

“Financing” shall mean any borrowing made by or on behalf of the Company, and for this purpose “borrowings” shall be deemed to include not only borrowings (including overdrafts) but also indebtedness in respect of or arising under or in connection with money raised through the sale of notes, debentures and other similar instruments; any acceptance of documentary credit; receivables sold or discounted; any transaction entered into primarily as a method of raising funds or financing or refinancing any assets, including finance leases, credit sale or conditional sale agreements; any guarantee, indemnity or similar assurance against financial loss of any Person; or amounts raised under any other transaction that has the commercial effect of a borrowing.

“Fiscal Year” of the Company shall mean the fiscal year ending June 30.

“FSC” shall mean Freeport-McMoRan Sulphur LLC.

“GAAP” shall mean United States generally accepted accounting principles consistently applied from time to time in effect.

“Interest” shall mean a Member’s interest in the Company at any particular time, including all interest in profits, gains, losses, cash distributions and such Member’s Capital Accounts and the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement and under the Act, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement and the Act.  An Interest in the Company shall be uncertificated.

“K1 USA” shall mean K1 USA Energy Production Corporation.

“Manager” shall mean the Manager or Co-Managers, as referenced in Article IV, and shall have the same meaning as the term “manager” under the Act, but does not include any Person who has ceased to be a manager in the Company.

“Master Agreement” shall mean that certain Master Agreement by and among the Company, MMR, FSC, and K1 USA dated October 22, 2002.

“Member” shall mean each Member, and shall have the same meaning as the term “member” under the Act, but does not include any Person who has ceased to be a member in the Company.

“Member Nonrecourse Debt” shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

“Member Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Regulations.

“Member Nonrecourse Deductions” shall have the meaning set forth in Section 1.704-2(i)(2) of the Regulations.  The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year of the Company equals the excess, if any, of the net increase, if any, in the amount of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt during such Fiscal Year over the aggregate amount of any distributions during the Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.702-2(i)(2) of the Regulations.

“MMR” shall mean McMoRan Exploration Co

“New Company” shall have the meaning set forth in Section 6.4(b).

“Non-Discretionary Expenses” shall have the meaning set forth in Section 4.4(d).

“Nonrecourse Deductions” shall have the meaning set forth in Section 1.704-2(b)(1) of the Regulations.  The amount of Nonrecourse Deductions for a Company Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Regulations.

“Nonrecourse Liability” shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Offered Interest” shall have the meaning set forth in Section 3.6(a).

“Operating Budget” shall have the meaning set forth in Section 4.4(d).

“Operating Expenses” shall mean all ordinary and necessary costs, expenses, or charges incurred in connection with the operations of the Company and consistent with the Operating Budget, excluding debt service (principal and interest) payable with respect to any Financing of the Company.

“Option Notice” shall have the meaning set forth in Section 3.6(a).

“Outside Party” shall have the meaning set forth in Section 3.6(a).

“Outstanding Interests” shall mean the Members' aggregate percentage interests in the outstanding equity of the Company.  The Outstanding Interests of the Members are set forth in Exhibit A hereto.

“Person” shall mean any natural person, association, corporation, partnership, limited liability company, governmental entity, joint stock association, joint venture, firm, trust, business trust, cooperative or other business entity.

“Profits” or “Losses” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments:

(a)

Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be added to such taxable income or loss.

(b)

Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss.

(c)

To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

(d)

Notwithstanding any other provision of this definition, any items of income, gain, deduction or loss that are specially allocated in accordance with Section 6.3 shall not be taken into account in computing Profits or Losses.

“Regulations” shall mean the regulations promulgated by the United States Department of the Treasury pursuant to the Code.  All references herein to sections of the Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Regulations.

“Remaining Member” shall have the meaning set forth in Section 3.6(a).

“Required Interests” shall mean at least a majority of the Outstanding Interests.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Member” shall have the meaning set forth in Section 3.6(a).

“Supermajority Interests” shall have the meaning set forth in Section 4.11.

“Tax Matters Member” shall have the meaning set forth in Section 7.1.

Section 1.7

Construction.  Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Sections or Articles refer to Sections or Articles of this Agreement; (c) “including” shall mean “including without limitation” and (d) references to the date of this Agreement (or the date hereof) shall mean December  ___, 2002.  Any reference to the Code or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person.  References in the Code and Regulations to partnerships and partners shall be applied with respect to this Agreement to the Company and Members respectively.

ARTICLE II
Business Purpose

The purpose of the Company shall be to conduct any lawful business as the Members holding the Required Interests shall agree.

ARTICLE III
Members; Interest Transfers

Section 3.1

Members.

(a)

A Person shall only be admitted as a Member if such Person  acquires an Interest in accordance with this Agreement and executes this Agreement and agrees to be bound by the provisions hereof.

(b)

Exhibit A hereto sets forth the name and mailing address of each Member, together with the Agreed Value of each such Member’s Capital Contribution and the  Outstanding Interests owned as of the date of this Agreement.  The Members shall cause Exhibit A to be amended from time to time upon the reasonable request of any Member to reflect the receipt by the Company of notice of any change of address of a Member, the contribution of additional capital by a Member, the distribution of capital to a Member or the occurrence of any other event requiring amendment of Exhibit A.

(c)

No Member may withdraw or resign without the consent of the other Members to such withdrawal.

Section 3.2

Initial Capital Contribution.  The initial Capital Contributions of each of FSC and K1 USA shall be as described on Exhibit A.

Section 3.3

No Member Obligation for Additional Capital.  Except as set forth in the Master Agreement, no Member shall be obligated to (a) make any loans, advances or capital contributions to the Company or (b) guarantee or assume any liability under any Financing or provide any other credit enhancement with respect to any Financing.

Section 3.4

Restrictions on Transfers of Interests.   Subject to Sections 3.5 and 3.6, no Member shall Dispose of any of its Interest without the written consent of Members holding the Required Interests.

Section 3.5

Permitted Transfers.

(a)

Any Member may transfer any portion of its Interest to any initial Member (whether pursuant to the terms of Section 3.6 or otherwise).

(b)

Any Member may transfer any portion of its Interest to any Entity in which the Member or the ultimate parent Entity of such Member directly or indirectly owns at least a majority equity interest.

(c)

K1 USA may transfer any portion of its Interest to Keppel Corporation Ltd. or any Entity in which the Keppel Corporation Ltd. directly or indirectly owns at least a majority equity interest.

Section 3.6

Right of First Refusal; Tag-Along Rights.

(a)

Any Disposition of an Interest by any Member other than those permitted under Section 3.5 must follow the procedures set forth in this Section 3.6.  If any Member (the “Selling Member”) desires to sell any portion of its Interest and such Selling Member shall have received a bona fide arm’s length written offer (the “Bona Fide Offer”) for the purchase of such Interest (the “Offered Interest”) for cash from a Person who is not an Affiliate of the Selling Member (the “Outside Party”) which the Selling Member desires to accept, the Selling Member shall give written notice (“Option Notice”) to the remaining Members (the “Remaining Members”) setting forth its desire to sell such Offered Interest, which notice shall be accompanied by a legible photocopy of the original executed Bona Fide Offer and shall set forth the name and address of the Outside Party and the price and terms of such offer.  Upon delivery of the Option Notice, the Remaining Members shall have a non-assignable first option to purchase the Offered Interest on a pro rata basis based upon the Interest owned by such Remaining Member in relation to the aggregate Interests owned by all Remaining Members at the price and on the terms set forth in the Bona Fide Offer, which may be exercised by giving written notice to the Selling Member within 30 days after the delivery of the Option Notice or, if later, 60 days prior to the closing date set forth in the Bona Fide Offer (if any).  If one or more Remaining Members fail to exercise their options to purchase the Offered Interest, the Selling Member shall promptly notify the other Remaining Members and such other Remaining Members shall have the option to purchase such Offered Interest on a pro rata basis upon the same terms as such declining Remaining Member, and shall promptly notify the Selling Member if it wishes to exercise such option.  The Selling Member shall follow the procedure described in the preceding sentence on as many successive occasions as may be necessary until such time as one or more Remaining Members have elected to purchase all of the Offered Interest, or the Remaining Members have failed to exercise their options to purchase all of the Offered Interest.  The entire process set forth above with respect to providing options to the Remaining Members to purchase the Offered Interest shall not extend beyond the 45th day after the delivery of the Option Notice to the Remaining Members or, if later, 45 days prior to the closing date set forth in the Bona Fide Offer (if any).  If the Remaining Members elect to purchase the Offered Interest under this Section 3.6(a), the Remaining Members shall be obligated to purchase, and the Selling Member shall be obligated to sell, the Offered Interest at the price and on the terms set forth in the Bona Fide Offer. If the Remaining Members fail to exercise their option to purchase the Offered Interest, the Selling Member thereafter, not later than 90 days after the delivery of the Option Notice or, if later, the closing date set forth in the Bona Fide Offer (if any), may sell (subject to the limitations of Section 3.6(b)) the Offered Interest to the Outside Party for the consideration and on the terms set forth in the Bona Fide Offer; provided, however, that in the event the Selling Member has not so sold such Offered Interest to the Outside Party for such consideration and upon such terms within such 90-day period or, if later, the closing date set forth in the Bona Fide Offer (if any), then the sale of such Offered Interest thereafter shall once again be subject to the restrictions contained in this Agreement.

(b)

If (1) the Selling Member gives an Option Notice pursuant to Section 3.6(a), (2) the Remaining Members have not elected to purchase the Offered Interest, (3) the Selling Member determines to transfer its Interest pursuant to the Bona Fide Offer, and (4) either (A) the Interest to be transferred represents a majority of the Outstanding Interests, or (B) the Outside Party, together with any of its Affiliates, would become the holder of a majority of the Outstanding Interests following the proposed transfer, then the Selling Member shall give written notice (the “Closing Notice”) to the Remaining Members at least 30 days prior to the closing of the proposed transfer.  Each of the Remaining Members shall have the separate right, exercisable upon written notice to the Selling Member within 10 days after receipt of the Closing Notice, to require the Outside Party to purchase all of the Interest of such Remaining Member in addition to the Selling Member's Interest, on the same terms and conditions specified in the Closing Notice, adjusted so that the consideration to be received by each Remaining Member making this election shall be equal to the percentage Interest of such Remaining Member multiplied by the amount equal to (i) the total cash consideration specified in the Closing Notice for the Selling Member’s Interest to be sold, divided by (ii) the percentage Interest of the Selling Member to be sold.  If  the Outside Party refuses to purchase the Interest of any such Remaining Member, the Selling Member shall not sell any of its Interest to such Outside Party in response to the Bona Fide Offer.

Section 3.7

Certificates.  The Company will not issue certificates representing Outstanding Interests and no Member shall be entitled to receive any such certificate.

ARTICLE IV
Management

Section 4.1

Management Vested in the Manager.  Except as expressly provided otherwise herein and subject to the provisions of Section 4.3, the management of the Company shall be vested in the Manager or Managers appointed by the Members holding the Required Interests.  The initial Manager of the Company shall be FSC.  Any Member owning a majority of the Outstanding Interests may appoint a Co-Manager.  Except as provided in Section 4.3, if a Co-Manager is appointed, then the Co-Managers shall jointly make all decisions in connection with the Company’s business.  Any Manager may be removed at any time upon the vote of Members holding the Required Interests. If a Manager is so removed or resigns or becomes unable to serve as Manager, a successor Manager shall be appointed by Members holding the Required Interests. A Manager may, but need not, be a Member.

Section 4.2

Powers of the Manager.

(a)

Subject only to the limitations expressly provided in Section 4.3 and elsewhere in this Agreement, the Manager shall have the full and complete duty and right to manage and control and, within its discretion, shall make all decisions and take any necessary or appropriate action in connection with the Company’s business.

(b)

Every contract, deed, mortgage, lease or other instrument executed by the Manager in accordance with this Agreement shall be conclusive evidence in favor of every Person relying thereon or claiming thereunder that at the time of the delivery thereof (1) the Company was in existence, (2) neither this Agreement nor the Certificate of Formation had been amended in any manner so as to restrict the delegation of authority of the Manager, and (3) the execution and delivery of such instrument was duly authorized by the Members or the Manager (as the case may be).  Any Person may rely on a certificate addressed to him and signed by the Manager hereunder:

(i)

as to the identity of the Manager and the Members;

(ii)

as to the existence or non-existence of any fact which constitutes a condition precedent to acts by the Manager or is in any other manner germane to the affairs of the Company;

(iii)

as to the identity of any Person who is authorized to execute and deliver any instrument or document of the Company;

(iv)

as to the authenticity of any copy of the Certificate of Formation, this Agreement or amendments to either thereof and any other document relating to the conduct of the affairs of the Company; or

(v)

as to any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member in the capacity as a Member of the Company.

Section 4.3

Actions Requiring Approval by the Required Interests.  In addition to any other authorizations by the Members that may be required by law or Section 4.5 with respect to any transaction with any Member or its Affiliates or otherwise required in this Agreement, the following actions may not be taken by the Manager without the prior written consent of Members holding the Required Interests:

(a)

any capital expenditure by or on behalf of the Company, including without limitation any Additions and Alterations (as defined in the Master Agreement), other than Non-Discretionary Expenses set forth in Section 4.4(d);

(b)

any single sale, lease, exchange, mortgage, transfer or other Disposition of any significant assets of the Company in any Fiscal Year valued in the amount of $100,000 or more;

(c)

borrowing any money, except as contemplated by the Master Agreement;

(d)

incurring, assuming or becoming liable for any indebtedness owed to any Person, or creating or granting a security interest, lien or encumbrance in any of the Company's assets outside the normal course of business;

(e)

any calculation of the components of or distribution of Available Cash;

(f)

the formation or acquisition of a subsidiary, entering into a joint venture or partnership with or management or operation of any other Person, or the investment in or acquisition of any interest in the equity of any other Entity;

(g)

the dissolution of the Company, or the adoption of a plan of liquidation of the Company, other than in accordance with Section 10.1; or effecting a recapitalization or reorganization in any form of transaction;

(h)

any action by the Company commencing, consenting to or acquiescing in the filing of bankruptcy proceedings, the appointment of a receiver or similar official, or making a general assignment for the benefit of creditors;

(i)

the issuance, sale, purchase (except as permitted herein) or redemption by the Company of any Interests , or other equity securities or any options, rights or other instruments providing for the issuance of Interests or convertible into or exchangeable for Interests;

(j)

execution by the Company of any contract with a term greater than three years, or which may not be terminated by the Company without penalty which obligates the Company to make payments in excess of $100,000 in any year;

(k)

approve, modify, amend, terminate or cancel the then-current Operating Budget and Annual Business Plan or incur any liability or expense not in accordance therewith;

(l)

take any action that would make it impossible for the Company to continue operating in the ordinary course of its intended business, or change the nature of the business of the Company;

(m)

issue any guaranty by the Company with respect to the obligations of any other Person;

(n)

declare or pay any dividends or distributions to the Members other than as provided in this Agreement;

(o)

except as provided in the Master Agreement with respect to the One Year Period, incurring costs relating to pursuing the permits and marketing the Alternative Use Facilities for alternative uses and development of the Alternative Use Facilities for E&P Waste Disposal as those terms are defined in the Master Agreement;

(p)

employ and set the compensation (both salary and bonus) of any employee of the Company with aggregate gross compensation (salary and bonus) in excess of $100,000 or (b) terminate any employee of the Company with gross compensation (salary and bonus) in excess of $100,000 or (c) enter into or amend  any employment agreement with any such person;

(q)

whether and when to exercise or terminate the Option (as defined in the Master Agreement);

(r)

decisions with respect to (i) whether the Sulphur Lease shall be maintained following the Option Closing Date and, if so, (ii) establishment of alternative arrangements to production of brine from BS-2 for maintaining the Sulphur Lease and any approval required for BS-2 pursuant to Section 2.2 of the Master Agreement;

(s)

reduce the availability of the Revolving Loan (as defined in the Master Agreement) as provided in Section 4.1 of the Master Agreement;

(t)

exercise the election to terminate the pressure maintenance services from FSC as provided in Section 6.1 of the Master Agreement; or

(u)

any reclamation or abandonment costs associated with the FP Platform.

Notwithstanding the foregoing, matters that are set forth in the Operating Budget shall not require separate approval of such matters; provided, however, that approval shall be required if there is a change in any such matter set forth in the Operating Budget and such change would otherwise require approval.

Section 4.4

Administrative Services; Manager Compensation.

(a)

The Manager shall be reimbursed for all costs and expenses associated with providing services to the Company, including all costs relating to the managerial, technical and operational employees and officers of the Manager and its Affiliates devoting time to the affairs of the Company pursuant to an Operating Budget.

(b)

The Manager shall provide or procure all of the following services for the Company:  (i) accounting, treasury, and financial, (ii) tax and legal, (iii) administrative and clerical, (iv) insurance and risk management, (v) management information and system support, (vi) facilities management and security, and (vii) contract negotiation and administration, provided that (A) the Manager notifies the Members of the identity of the service providers and (B) the costs related to such services are consistent with the Operating Budget.

(c)

In addition to the reimbursement of costs and expenses as provided in Section 4.4(a), the Manager shall be paid for a reasonable allocation of indirect costs and overhead in connection with providing services to the Company to the extent provided in the Operating Budget.

(d)

The Manager shall operate the Company for the remainder of calendar year 2002 in accordance with its practices in conducting  the business activities and alternative uses with respect to the Company’s assets prior to the formation of the Company and after consultation with the other Member and, to the extent there are any material out of the ordinary expenses, such expenses shall be subject to the other Member’s approval.  The initial Members shall cooperatively prepare by December 15, 2002, a detailed operating and capital budget for calendar year 2003 (detailed on a month-to-month basis), which shall set forth, among other things, detailed assumptions, anticipated income, operating expenses, reserves (if any), capital expenditures and other costs and expenses of the Company for the ensuing calendar year.  The Manager, at the Company’s expense, shall prepare and submit to the other Members for approval as provided in this Section 4.4(d) (not less than 60 days prior to the beginning of each calendar year commencing with calendar year 2004) an Operating Budget (as defined below).  Upon approval by the Members of an annual operating and capital budget (such budget, as so approved is called the “Operating Budget”), the Manager shall manage the Company in accordance with such approved Operating Budget until such time as a new or amended Operating Budget has been approved in accordance with this section in substitution therefor.  If the Manager and Members fail to agree on an Operating Budget, then the Manager shall make payments or operate the Company as previously agreed by the Manager and the Members.  The Manager shall not pay or incur expenses on behalf of the Company that are not contemplated by the then approved Operating Budget, when determined on a line by line basis, except for (i) emergency expenditures that are necessary to protect against injury to persons or damage to property (“Emergency Expenditures”), and (ii) non-discretionary Expenses (“Non-Discretionary Expenses”) of up to $100,000 per year, in the aggregate, in excess of the budgeted amounts set forth in the Operating Budget that are reasonably required for proper business purposes.  The Manager shall not modify or amend the currently approved Operating Budget without the prior written consent of the Members.  Until an Operating Budget for a calendar year is approved as provided herein, the approved Operating Budget for the immediately preceding calendar year shall constitute the Operating Budget for such succeeding calendar year, subject to increases or decreases based upon percentage increases or decreases in the U.S. City Average Consumer Price Index as published by the United States government from the previous calendar year.

(e)

The initial Members shall cooperatively prepare by December 15, 2002, the annual business plan for calendar year 2003 (once approved by the Members, each such annual business plan is hereinafter referred to as an “Annual Business Plan”).  The Manager shall prepare and submit to the other Members for approval an annual business plan for the Company not less than sixty (60) days prior to the end of each calendar year commencing with calendar year 2004.  Until an Annual Business Plan for a calendar year is approved as provided herein, the Annual Business Plan for the immediately preceding calendar year shall constitute the Annual Business Plan for such succeeding calendar year.  The Annual Business Plan may not be amended or modified without the prior written approval of the other Members.  The Annual Business Plan for any calendar year shall include the following:

(i)

A management plan specifying in reasonable detail the Manager’s plans for the Company for the ensuing Fiscal Year, all of which information shall be satisfactory in form and substance to the other Members;

(ii)

a narrative description of any other activities proposed to be undertaken by the Company;

(iii)

a projected balance sheet for the Company as of the end of the Fiscal Year in question;

(iv)

a description of all insurance coverages for the Company; and

(v)

a detailed description of such other information as may adversely affect the tax treatment of the Company as a partnership for tax purposes, plans, contracts, agreements or other matters as may be necessary in order to inform the other Members of all matters relevant to the ongoing operation and management of the Company and such other information as may be necessary to enable the Members to make an informed decision with respect to their approval of such Annual Business Plan or as may be reasonably requested by the Members.

(f)

The Manager shall, subject to the limitations contained herein and the availability of operating revenues and other Company funds, implement the then approved Annual Business Plan.  The Manager shall promptly advise and inform the other Members in writing of any transaction, notice, event or proposal directly relating to the management and operating of the Company that could significantly affect the Company or cause a significant deviation from the then-current Annual Business Plan.

Section 4.5

Conflicts of Interest.

Notwithstanding that it may institute a conflict of interest and notwithstanding other provisions of this Agreement requiring approval by the Manager or Members, any transaction between the Company and any Member or its Affiliates or by any Member or its Affiliates which would otherwise require approval by the Members shall require the prior written approval of disinterested Members holding a majority in Interest of all disinterested Members.  Such transactions shall include, without limitation, the purchase, sale, lease or exchange of any property, the issuance or redemption of any Interests, the lending or borrowing of funds, providing any credit enhancements, and the amendment, modification or termination of any existing contract, agreement or arrangements between the Company and a Member or any of its Affiliates.  All transactions described in this Section are referred to as “Conflict of Interest Transactions.”  Upon the requisite approval thereof by the Members under this Section 4.5, a Conflict of Interest Transaction shall be deemed to have been duly authorized and shall not be deemed to be invalid solely by reason of the conflict of interest.

Section 4.6

Meetings of the Members.

(a)

A regular meeting of the Members shall be called by the Manager and held at least once annually.  Special meetings of the Members may be called by the Manager or by any one or more of the Members.  Notice of any such regular or special meeting shall be given to all Members not less than three nor more than ten business days before the date of such meeting, which notice shall state the nature of the business to be transacted.  Members may vote in person or by proxy at such meeting.  Whenever the vote or consent of Members is permitted or required under this Agreement or by law, such vote or consent may be given at a meeting of Members or may be given in accordance with the procedure described in this Section 4.6.  Except as otherwise expressly provided in this Agreement, the vote of the Required Interests shall control.

(b)

Each Member may authorize any Person to act for him or her by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.  Every proxy must be signed by the Member or his or her attorney-in-fact.  No proxy shall be valid after the expiration of eleven months from the date thereof and every proxy shall be revocable at the pleasure of the Member executing it.

(c)

Each meeting of Members shall be conducted by the Manager, or such other Person as the Manager may appoint, pursuant to such rules for the conduct of the meeting as the Manager deems appropriate.

Section 4.7

Consent of Members.  The Company may take any action requiring the consent of Members if approved by the consent in writing of Members holding in the aggregate the percentage of Outstanding Interests required to consent to or approve such action under this Agreement.  Any such written consent shall be delivered to the Manager.  If any such written consent is signed by fewer than all of the Members, a copy of the consent, or notice of the action taken pursuant thereto, shall be given to all of the Members who did not sign the consent.  Any such written consent may be executed by obtaining facsimile signatures of the Members on multiple counterparts of the consent.

Section 4.8

Limitations on Authority of Members.

(a)

No Member shall take, or cause or permit the directors, officers, employees, representatives or agents of such Member or its Affiliates to take, any action that would bind or obligate the Company in any manner not expressly authorized by this Agreement.

(b)

No Member shall have the power to commit, obligate or bind any other Member unless the latter has given its prior written consent thereto, and nothing in this Agreement shall make or constitute any Member the representative, agent or principal of any other Member.

(c)

No Member, solely by virtue of having the status of a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or otherwise to bind, the Company.

Section 4.9

Liability of Manager.  Nothing herein or in any other document to the contrary, including but not limited to the Master Agreement or any other agreements contemplated thereby, shall limit any Manager’s liability for breaches of fiduciary duties, fraud, self-dealing (in contravention of this Agreement), willful misconduct, gross negligence, any wrongful misappropriation or taking by the Manager or any other act by the Manager that creates liability under the Act.

Section 4.10

Competitive Activities.

(a)

The Members shall be required to devote only such time to the affairs of the Company as they determine in their sole discretion may be necessary to operate the Company. The Manager shall be required to devote only such time to the affairs of the Company as it determines in its reasonable discretion may be necessary to operate the Company in accordance with the Company's Operating Budget and Annual Business Plan.

(b)

Each Member and its Affiliates and the Manager may not compete with the Company in the alternate use storage or disposal business, as described in the Master Agreement, so long as the Option (as defined in the Master Agreement) is outstanding and following the exercise of the Option.  Otherwise, each Member and the Manager may engage in whatever activities it chooses, whether competitive with the activities of the Company, without having any obligation to offer any interest in such activity to the Company or to the other Members.

Section 4.11

Supermajority Approval.  Anything to the contrary in this Agreement notwithstanding, none of the following actions shall be undertaken without the prior written consent of Members holding not less than 80% of the Outstanding Interests (“Supermajority Interests”):

(a)

amendment of this Agreement or the Certificate of Formation;

(b)

any material amendment, modification, or waiver of any provision of any Financing or credit enhancement agreement of the Company; or

(c)

any transaction in which the Company merges, consolidates, or exchanges Outstanding Interests with any other Entity.

ARTICLE V
Available Cash

Upon approval by the Members holding the Required Interests, the Manager may at any time distribute cash not in excess of the Available Cash of the Company provided, however, that no Available Cash may be distributed until both Revolving Loan and Additional Loan (as those terms are defined in the Master Agreement) have been repaid in full and a sinking fund in an amount sufficient to cover the reclamation obligations, as provided in the Master Agreement, has been fully funded.  The sinking fund for reclamation obligations shall be established once 80% of the principal of both the Revolving Loan and the Additional Loan has been repaid. Notwithstanding the forgoing, Members holding the Required Interests may elect to have the Company make a distribution pursuant to Section 4.3. All distributions shall be made in accordance with each Member's percentage Interest.

ARTICLE VI
Allocations of Profits and Losses and Items
Of Income, Gain, Loss and Deduction; Capital Accounts

Section 6.1

Allocations.  Except as otherwise provided in and subject to the provisions of this Agreement, Profits or Losses of the Company for each Fiscal Year (including gain or loss from the sale, exchange or disposition of all or any portion of the assets of the Company) shall be divided among and borne by the Members as provided in this Section 6.1.  For purposes of determining the amount of Profits or Losses to be allocated pursuant to this Section 6.1, any basis adjustments permitted pursuant to Section 743 of the Code shall be disregarded.

(a)

Profits shall be allocated sequentially as follows:

(i)

To the Members in an amount equal to the excess, if any, of (A) the cumulative Losses allocated to the Members pursuant to Section 6.1(b) hereof (as such Losses may be reallocated under Section 6.3(b)) for all prior Fiscal Years, over (B) the cumulative Profits allocated pursuant to this Section 6.1(a)(i) for all prior Fiscal Years, pro rata in accordance with such excess calculated for each such Member; and

(ii)

To the Members pro rata in accordance with their Outstanding Interests.

(b)

Subject to Section 6.3(b), Losses shall be allocated to the Members pro rata in accordance with their Outstanding Interests.

Section 6.2

Capital Accounts.

(a)

Separate capital accounts shall be maintained for each Member (“Capital Accounts”) in accordance with this Section 6.2.  The Capital Account of each Member shall represent such Member’s interest in the capital of the Company and, as of any particular date, shall have a balance equal to the sum of such Member’s initial Capital Contribution to the Company plus (a) the sum of any Profits allocated to such Member in the manner herein provided, any other items in the nature of income or gain that are allocated pursuant to Sections 6.1 and 6.3(a) hereof, and any amount of any Company liabilities that are expressly assumed by such Member, and minus (b) all distributions made to such Member, any Losses allocated to such Member in the manner herein provided, and any other items in the nature of expenses or Losses that are allocated pursuant to Sections 6.1 and 6.3(a) hereof and any amount of liabilities of such Member that are expressly assumed by the Company.

(b)

The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations.

Section 6.3

Special Provisions.

(a)

Notwithstanding Sections 6.1 and 6.2 hereof:

(i)

Subject to the exceptions set forth in Section 1.704-2(f)(2)-(5) of the Regulations, if there is a net decrease in Company Minimum Gain during any Company Fiscal Year, each Member shall be specially allocated items of Company Profits and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain determined in accordance with Section 1.704-2(g)(2) of the Regulations.  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  This subparagraph is intended to comply with the minimum gain chargeback requirement in such section of the Regulations and shall be interpreted consistently therewith.  Solely for purposes of this sub-paragraph, each Member’s Adjusted Capital Account Balance shall be determined prior to any other allocations in Section 6.1 or 6.3, for any fiscal year and without regard to any net decrease in Member Minimum Gain during such Fiscal Year.

(ii)

Subject to the exceptions set forth in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(3) of the Regulations, shall be specially allocated items of Company Profits and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Regulations.  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations.  This sub-paragraph is intended to comply with the minimum gain chargeback requirement in such section of the Regulations and shall be interpreted consistently therewith.  Solely for purposes of this sub-paragraph, each Member’s Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Section 6.1 or 6.3 with respect to such Fiscal Year, other than allocations pursuant to Section 6.3(a)(i) above.

(iii)

In the event any Members unexpectedly receive any adjustments, allocations or distributions described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company Profits and gain shall be specially allocated to such Members in an amount and manner sufficient to eliminate the deficits in their Adjusted Capital Account Balances created by such adjustments, allocations or distributions as quickly as possible.

(iv)

In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of the amount such Member is obligated to restore pursuant to this Agreement or the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company Profits and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.3(a)(iv) shall be made only if and to the extent such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 6.3 have been made as if Section 6.3(a)(iii) and this Section 6.3(a)(iv) were not in this Agreement.

(v)

Nonrecourse Liabilities and Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Members in accordance with their Outstanding Interests.

(vi)

Any Member Nonrecourse Deduction for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Regulations.

(b)

No Losses shall be allocated to any Member to the extent that such allocation would result in a deficit in its Adjusted Capital Account Balance while any other Member continues to have a positive Adjusted Capital Account Balance; in such event Losses shall first be allocated to any members with positive Adjusted Capital Account Balances, and in proportion to such balances, to the extent necessary to reduce their positive Adjusted Capital Account Balances to zero.

(c)

Any special allocations of items pursuant to Sections 6.3(a) and (b) shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the Profits, Losses and all other items allocated to each such Member pursuant to Section 6.1 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of Section 6.1 if such special allocations had not occurred.

(d)

Profits, Losses, deductions and credits shall be allocated to the Members in accordance with the portion of the year during which the Members have held their respective interests.  All items of Profits, Losses and deductions shall be considered to have been earned ratably over the period of the Fiscal Year of the Company, except that Profits and Losses arising from the disposition of assets shall be taken into account as of the date thereof.

(e)

Notwithstanding any provision herein to the contrary, in the event the Company is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Member (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Member.

(f)

Notwithstanding any provision herein to the contrary, to the extent any payments in the nature of fees made to a Member are finally determined by the IRS to be distributions to a Member for federal income tax purposes, there will be a gross income allocation to such Member in the amount of such distribution.

Section 6.4

Capital Account Adjustments and 704(c) Tax Allocations.

(a)

For purposes of computing the amount of any item of  Profits, gain,  deduction or Loss to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided, however, that:

(i)

Any deductions for depreciation, cost recovery or amortization (other than depletion under Section 611 of the Code) attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property.

(ii)

Any Profits, gain or Loss attributable to the taxable disposition of any property (including any property subject to depletion under Section 611 of the Code) shall be determined by the Company as if the adjusted basis of such property as of such date of disposition was equal in amount to the Company’s Carrying Value with respect to such property as of such a date.

(iii)

The computation of all items of Profits, gain, Loss and deduction shall be made by the Company and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

(b)

A transferee of any Interest will succeed to the Capital Account relating to the Interest transferred; provided, however, that if the transfer causes a termination of the Company under Section 708(b)(1)(B) of the Code, the Company  shall be deemed to have been reconstituted by means of the transactions deemed to occur under Section 1.708-1(b)(4) of the Regulations.  The Capital Accounts of such reconstituted Company shall be maintained in accordance with the principles set forth herein.

(c)

Upon an issuance of additional Interest for cash or Contributed Property, the Capital Accounts of all Members (and the Carrying Values of all Company properties) shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair market value thereof, immediately prior to such issuance, and had been allocated to the Members, at such time, pursuant to Section 6.1).  In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Company properties shall be determined by the Members  using such reasonable methods of valuation as it may adopt.

(d)

Immediately prior to the distribution of any Company property in liquidation of the Company, the Capital Accounts of all Members (and the Carrying Values of all Company properties) shall be adjusted (consistent with the provisions hereof and Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Members, at such time, pursuant to Section 6.1).  In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Company properties shall be determined by the Members using such reasonable methods of valuation as it may adopt.

(e)

In accordance with Section 704(c) and the regulations thereunder, Profits, gain, Loss and deduction with respect to any Contributed Property shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Agreed Value.

(f)

In the event the Carrying Value of any Company asset is adjusted as described in paragraph (c) and (d) above, subsequent allocations of Profits, gains, Losses and deductions with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Carrying Value in the same manner as under Section 704(c) of the Code and the Regulations thereunder.

(g)

Any elections or other decisions relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement.

ARTICLE VII
Taxes

Section 7.1

Tax Matters Member.  FSC (the “Tax Matters Member”) shall be the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code.  The Tax Matters Member shall take such action as may be necessary to cause each other Member to become “notice partners” within the meaning of Section 6223 of the Code.  The Tax Matters Member shall inform each other Member of all significant matters that may come to its attention in its capacity as “tax matters partner” by giving notice thereof on or before the fifteenth business day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity.  The Tax Matters Member may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of the other Members, but this sentence does not authorize the Tax Matters Member (or any other Member) to take any action left to the determination of an individual Member under Sections 6222 through 6232 of the Code.  The Tax Matters Member shall cause to be prepared and filed all necessary federal, state and local income tax returns for the Company.  The Company and each other Member shall furnish the Tax Matters Member with all pertinent information in its possession relating to the Company that is necessary to enable the Tax Matters Member to prepare and file such tax returns.

Section 7.2

Tax Election.  The Members hereby document their intent to treat the Company as a Partnership for federal income tax purposes.

ARTICLE VIII
Information

Section 8.1

Access.  In addition to the other rights specifically set forth in this Agreement, each Member shall have access to all information regarding the Company to which a member is entitled to have access pursuant to the Act and to all such other information regarding the Company as it may reasonably request from time to time.

Section 8.2

Reports and Information.  The Company shall furnish to each Member (a) monthly, within 20 days after the end of each calendar month, an unaudited balance sheet and statement of income, cash flow and Members’ Capital Accounts for the Company as of the end of such month then ended, prepared in accordance with GAAP, except that the financial statements will not have notes; (b) promptly, but in no event later than 90 days after the end of each Fiscal Year, annual financial statements of the same type described in (a) above as of the end of such Fiscal Year or for the Fiscal Year then ended audited by a nationally recognized accounting firm; (c) quarterly, within 30 days after the end of each quarter, consolidated cash flow projections for the remainder of the Fiscal Year; (d) annually, but not later than April 1 of each year, sufficient financial information concerning the results of the Company’s operations as is necessary for each Member to file its own federal and state income tax return for the preceding year (including a copy of any federal, state or local partnership income tax returns); (e) from time to time as requested by any Member, financial information sufficient to permit any tax determination or election that a Member may be required or permitted to make under applicable law (including such information as may be necessary to enable any Member to make required quarterly estimated tax payments) and such information regarding the source and/or character of income earned by the company, as is reasonably available; and (f) from time to time notification and information of any significant event with respect to the Company.  In addition, notwithstanding any provision herein to the contrary, within 10 days of the Company borrowing proceeds under the Revolving Loan (as defined in the Master Agreement), the Company shall provide to K1 USA a detailed summary description in writing of the Company’s use of all of the proceeds and have available for K1 USA upon request documentation with respect to the use of the proceeds in form and detail reasonably satisfactory to K1 USA

ARTICLE IX
Books, Records and Bank Accounts

Section 9.1

Maintenance of Books.  The books of account for the Company shall be maintained on an accrual basis in accordance with the terms of this Agreement.

Section 9.2

Accounting Principles.  All accounting of the Company (and all other accounting done pursuant to this Agreement) shall be done in accordance with GAAP; provided, however, Capital Accounts shall be maintained in accordance with Article VI.

Section 9.3

Bank Accounts.  Pursuant to Section 4.2, the Manager shall cause the Company to establish, maintain and designate signatories on one or more separate bank and investment accounts for Company funds in the Company’s name with such financial institutions and firms as the Manager may select and designate signatories thereon.  The Company’s funds shall not be commingled with the funds of any other Person.

ARTICLE X
Dissolution

Section 10.1

Events Causing Dissolution.  The Company shall be dissolved and its affairs shall be wound up upon (a) the consent of Members holding Required Interests or (b) the entry of an order of judicial dissolution.

Section 10.2

Winding Up.  Upon dissolution, the Members shall wind up the Company’s affairs.  The liquidation shall take place without the appointment of a liquidator. Gains on the sale or other disposition of Company assets shall be allocated among the Members and credited to their Capital Accounts in accordance with Article VI.  Losses on the sale or other disposition of Company assets shall be divided among the Members and charged against their Capital Accounts in accordance with Article VI.

Section 10.3

Distribution of Assets.  Upon the winding up of the Company, the assets of the Company shall be distributed in accordance with Sections 10.4 and 10.5.

Section 10.4

Distributions in Kind.  If the Members elect to distribute any asset of the Company (other than cash) to some or all of the Members in kind, an appraisal of the fair market value of each such asset shall be obtained by the Members from an appraiser who is licensed to appraise property of the same nature in the locality in which it is situated.  For purposes of effecting the liquidating distributions, for each of such assets each Member’s Capital Account balance shall be adjusted as if such asset were sold at its fair market value and any gain or loss were allocated under Article VI.

Section 10.5

Distributions.

(a)

Each Member shall receive on liquidation of the Company (within 90 days after the liquidation of the Company or by the close of the Company’s Fiscal Year in which its dissolution occurs, whichever is later) cash or other assets (both valued at their appraised value, as determined above, net of any liabilities that encumber them at the time of distribution) in an amount equal to its positive Capital Account balance as adjusted pursuant to the provisions of Section 10.4.

(b)

No Member shall receive a distribution in kind if the effect thereof is to create or increase a deficit in its Capital Account balance (after adjustment pursuant to Section 10.4) unless it first contributes cash to the Company in an amount equal to the deficit balance that would otherwise remain after said distribution.

ARTICLE XI
Amendment of Agreement or Certificate of Formation

The consent of Members holding the Supermajority Interests is required to amend this Agreement or the Certificate of Formation.

ARTICLE XII
Dispute Resolution

Any action to interpret, apply or enforce the provisions of this Agreement, or the duties, obligations, liabilities, rights or powers of the parties hereto or the Company shall be brought in the Delaware Court of Chancery, which shall have exclusive jurisdiction over such actions.  Each party hereto hereby waives any claims or objections that it may have with respect to venue being inconvenient or improper.  In any action between the parties hereto arising out of or in connection with this Agreement, the prevailing party in such action shall be awarded, in addition to any damages, injunctions or other relief, such party's costs and expenses, not limited to taxable costs, and a reasonable attorneys' fee.

ARTICLE XIII
Miscellaneous

Section 13.1

Governing Law.  This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of Delaware applicable to agreements to be performed entirely in Delaware.  To the extent not provided for in this Agreement, the provisions of the Act shall govern.

Section 13.2

Confidential Information.  At all times during the term of this Agreement, and for a period of three years thereafter, each Member shall keep strictly confidential and not disclose, use, divulge, publish or otherwise reveal, directly or through another Person, any confidential information regarding the Company or any Member including documents or information regarding customers, costs, profits, markets, sales, pricing policies, operational methods, technology, know-how, technical processes, or plans for future development of or concerning the Company or any Member or their respective Affiliates (collectively, “Confidential Information”) except in connection with the Members  and Manager performing their respective duties and obligations under the terms of this Agreement, or in connection with filings with governmental agencies or courts or otherwise required under applicable law, unless the other Member gives prior written consent to the disclosure.  To the extent that Confidential Information is revealed, each party shall use its best efforts to have the Persons receiving such information retain it in confidence.  Upon termination of this Agreement or upon the transfer of a Member’s Interest, each Member shall return to the other all Confidential Information of the others that such Member may then possess or have under its control.

Section 13.3

Binding Effect.  Except as otherwise provided by any provisions of this Agreement restricting the transferability of an Interest or rights incident thereto, this Agreement will be binding upon and inure to the benefit of the Members, and their permitted assigns.  No party hereto may transfer or assign, in whole or in part and whether by operation of law or otherwise, any rights or obligations hereunder unless (i) such transfer or assignment is made in connection with a transfer of an Interest or rights incident thereto in accordance with this Agreement or (ii) all Members consent thereto.

Section 13.4

Headings.  All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

Section 13.5

Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.  Further, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

Section 13.6

Additional Documents and Acts.  Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

Section 13.7

No Third Party Beneficiary.  This Agreement is made solely and specifically among and for the benefit of the parties hereto, and no other Person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

Section 13.8

References to this Agreement.  Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

Section 13.9

Notices.

(a)

All notices and demands of any kind that any Member hereto may be required or desire to serve upon the other Members under the terms of this Agreement shall be in writing and shall be served upon the other Members:  (i) by personal service upon the other Members at the other Members’ address set forth on Exhibit A; (ii) sending a copy thereof by any nationally recognized overnight courier service, addressed to the other Members at the address of the other Members set forth on Exhibit A; or (iii) by sending a copy thereof by facsimile to the other Members at the facsimile number of the other Members set forth on Exhibit A.

(b)

All notices and demands of any kind that the Company may be required or desire to serve upon any Member shall be in writing and shall be served upon such Member using one of the methods described in paragraph (a) above with a copy to all other Members.  All notices and demands of any kind that any Member hereto may be required or desire to serve upon the Company under the terms of this Agreement shall be in writing and shall be served upon the Company using any of the methods described in paragraph (a) above and addressed to:  K-Mc Venture I LLC; c/o Freeport-McMoRan Sulphur LLC, 1615 Poydras Street, New Orleans, Louisiana 70112; Attn: General Counsel, with a copy to all other Members.

(c)

In case of service pursuant to this Section 13.9 by any nationally recognized overnight courier service or by facsimile or by personal service, such service shall be deemed complete upon receipt.  The addresses and facsimile numbers to which, and persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any Member upon the other Member and the Company.

Section 13.10

Waivers.  Any waiver of or consent to any breach or default by any Person in the performance by that Person of its obligations hereunder or any action inconsistent with this Agreement is not a waiver of or consent to any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company or any other such action.  Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations has run.  All waivers and consents hereunder shall be in writing and shall be delivered to the other Members in the manner set forth in Section 13.9

Section 13.11

Multiple Counterparts.  This Agreement may be executed in multiple counterparts with the same effect as if both signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

Section 13.12

Entire Agreement.  This Agreement is the entire agreement among the parties hereto relating to the subject matter hereof and supersedes the initial Limited Liability Company Agreement of K-Mc Venture I LLC dated as of October 22, 2002.

* * * * * * * *

IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement effective as of December ____, 2002.

COMPANY:

K-Mc Venture I LLC

Freeport-McMoRan Sulphur LLC, its Member

By:  /s/ Kathleen L. Quirk

Name: Kathleen L. Quirk

Title:  Vice President

K1 USA Energy Production Corporation, its Member

By:  /s/ Jeffrey A. Safchik

Name: Jeffrey A. Safchik

Title:  Chief Operating Officer

MEMBERS:

Freeport-McMoRan Sulphur LLC

By: /s/ Kathleen L. Quirk

Name:  Kathleen L. Quirk

Title: Vice President

K1 USA Energy Production Corporation

By: /s/ Jeffrey A. Safchik

Name:  Jeffrey A. Safchik

Title:  Chief Operating Officer

EXHIBIT A

to Limited Liability Company Agreement

MEMBERSHIP INTERESTS

(As of December  __, 2002)

.

Name and Address of Members	Initial Capital Contribution	Outstanding Interest
K1 USA c/o K-1 USA Ventures, Inc. 2601 South Bayshore Drive, Suite 1775 Coconut Grove, Florida 33133 Attention: Jeff Safchik Facsimile: (305) 858-2334	$2,000 and the contributions of K1 USA contemplated in the Master Agreement	66 2/3%
FSC 1615 Poydras Street New Orleans, Louisiana 70112 Attn: General Counsel Telecopy: (504) 585-3513	$1,000 and the contributions of FSC contemplated in the Master Agreement	33 1/3%